Exhibit 10.3

EXECUTION COPY

Confidential Treatment Requested.

Confidential portions of this document have been redacted and have been separately filed with the Commission.

U.S. $155,000,000

VERTEX PHARMACEUTICALS INCORPORATED

SECURED NOTES DUE 2012

NOTE PURCHASE AGREEMENT

September 30, 2009

OLMSTED PARK S.A.
20, rue de la Poste
L-2346 Luxembourg
Attention: Board of Directors

Ladies and Gentlemen:

Vertex Pharmaceuticals Incorporated, a Massachusetts corporation (together with its permitted successors and assigns, the “Company”), hereby, upon the terms and conditions set forth in this agreement (this “Agreement”), issues and sells to you (together with your permitted successors and assigns, the “Purchaser”) U.S. $155,000,000 in aggregate principal amount of its Secured Notes due October 31, 2012 (the “Notes”).  The Notes are to be issued pursuant to an Indenture, dated as of September 30, 2009 (the “Indenture”), among the Company and U.S. Bank National Association, as trustee (the “Trustee”). This Agreement is to confirm the agreement concerning the purchase of the Notes from the Company by the Purchaser.  Certain capitalized terms used herein are defined in Annex I attached hereto.

1.            Purchase of the Notes.  The Notes will be offered and sold to the Purchaser without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on an exemption pursuant to Section 4(2) under the Securities Act.

The holders of the Notes will also be entitled to the benefit of security interests in the Collateral (as such term is defined in the Security Agreement) (the “Collateral”) granted under the Security Agreement between the Company and the Trustee, as collateral agent thereunder (the “Collateral Agent”), dated as of September 30, 2009 (the “Security Agreement”).

2.            Representations, Warranties and Agreements of the Company.  The Company represents, warrants and covenants to the Purchaser, as of the date of this Agreement, as follows:

(a)           The Notes are eligible for resale pursuant to Rule 144A under the Securities Act and such Notes at the time of initial issuance will not be of the same class (within the meaning of Rule 144A under the Securities Act) as securities of the Company that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system.

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

(b)           Assuming the truth and accuracy of the Purchaser’s representations and warranties in Section 4 of this Agreement, the purchase of the Notes pursuant hereto is exempt from the registration requirements of the Securities Act.

(c)           Assuming the truth and accuracy of the Purchaser’s representations and warranties in Section 4(f) of this Agreement, no form of general solicitation or general advertising within the meaning of Regulation D (including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) was used by the Company, any of its Affiliates or any of their respective representatives in connection with the offer and sale of the Notes to the Purchaser.

(d)           Neither the Company nor any other person acting on behalf of the Company has sold or issued any securities that would be integrated with the offering of the Notes contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission.  The Company will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Securities Act), of any Notes or any substantially similar security issued by the Company, within six months subsequent to the date hereof, is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Notes pursuant to this Agreement as transactions exempt from the registration provisions of the Securities Act.

(e)           No order or decree of any Governmental Authority asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act has been issued, and no proceeding for that purpose has commenced or is pending before any Governmental Authority or, to the Knowledge of the Company is contemplated.

(f)            The Company is a corporation duly incorporated, validly existing and in good standing under the laws of The Commonwealth of Massachusetts.  The Company has all corporate powers and all licenses, authorizations, consents and approvals of all Governmental Authorities required to carry on its business as now conducted.  The Company is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the failure to do so would reasonably be expected to result, individually or in the aggregate, in an Adverse Effect.

(g)           The Company has all necessary corporate power and authority to execute, issue, sell and perform its obligations under the Notes.  The Notes have been duly authorized by the Company and, when duly executed by the Company in accordance with the terms of the Indenture, assuming due authentication of the Notes by the Trustee, upon delivery to the Purchaser against payment therefor in accordance with the terms of this Agreement and the Indenture, will be validly issued and delivered and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or general equitable principles.  No qualification of the Indenture under the Trust Indenture Act of 1939 (the

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

“Trust Indenture Act”) is required in connection with the offer and sale of the Notes contemplated hereby.

(h)           Except with respect to the Notes, which are covered by the representations and warranties set forth in clause (g) above: (i) the Company has all necessary corporate power and authority to enter into, execute and deliver the Transaction Documents and to perform all of the obligations to be performed by it hereunder and thereunder and to consummate the transactions contemplated hereunder and thereunder, and (ii) each of the Transaction Documents has been duly authorized, executed and delivered by the Company and each Transaction Document constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or general equitable principles.

(i)            The Security Agreement is effective to create, and once executed and delivered, will create, in favor of the Collateral Agent for the benefit of the Trustee and the holders of the Notes, legal, valid and enforceable liens on or in all of the Collateral subject thereto, and upon the filing of  UCC-1 financing statement (containing adequate descriptions of such Collateral) with the office of the Secretary of the Commonwealth of Massachusetts, such liens shall comprise a perfected first-priority security interest in such Collateral, subject to no other Liens.

(j)            The issue and sale of the Notes, the execution, delivery and performance by the Company of each of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby, will not: (i) contravene, conflict with, result in a breach or violation of, constitute a default (with or without notice or lapse of time, or both) under, or accelerate the performance provided by, in any respect, (A) any statute, law, rule, ordinance or regulation of any Governmental Authority, or any judgment, order, writ, decree, permit, authorization or license of any Governmental Authority, to which the Company, or any of its Subsidiaries or any of their respective assets or properties may be subject or bound, (B) any contract, agreement, commitment or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective assets or properties is bound or committed or (C) any provisions of the articles of organization or by-laws (or other organizational or constitutional documents) of the Company or any of its Subsidiaries; (ii) give rise to any right of termination, cancellation or acceleration of any right or obligation of the Company or any of its Subsidiaries; (iii) except as provided in the Transaction Documents, result in the creation or imposition of any Lien on the Pledged Interest or any other portion of the Collateral; or (iv) contravene, conflict with, result in a breach or violation of, constitute a default (with or without notice or lapse of time, or both) under, give to any other Person the right to terminate (provided, however, that neither the execution and delivery of any of the Transaction Documents nor the performance or consummation of the transactions contemplated hereby and thereby will prevent Janssen’s ability to terminate the Janssen Agreement under Section 13.2 thereof), or accelerate the performance provided by, in any respect, any provision of the Janssen Agreement; provided, however, that, in the case of clause (i)(B) or clause (ii), such contravention, conflict, breach, violation, default or acceleration would reasonably be expected to result, individually or in the aggregate, in an Adverse Effect.

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

(k)           The issue and sale of the Notes, the execution and delivery by the Company of the Transaction Documents and the performance by the Company of its obligations and the consummation by it of any of the transactions contemplated hereunder and thereunder, do not require any consent, approval, license, order, authorization or declaration from, notice to, action or registration by or filing with any Governmental Authority or any Person, except for (i) the filing of proper financing statements under the UCC pursuant to the Security Agreement as described in clause (i) above, (ii) the filing of a Current Report on Form 8-K with the Securities and Exchange Commission and (iii) the Janssen Consent.  The Company has obtained prior to its execution and delivery of this Agreement the consent of Janssen required under Section 15.2 of the Janssen Agreement with respect to the transactions contemplated by the Transaction Documents (the “Janssen Consent”), which consent is in full force and effect.

(l)            The historical consolidated financial statements (including the related notes and supporting schedules) included or incorporated by reference in the Exchange Act Reports present fairly in all material respects the financial condition, results of operations and cash flows of the Company and its consolidated Subsidiaries purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved.

(m)          The Company is the exclusive owner of the entire right, title (legal and equitable) and interest in and to the Pledged Interest, free and clear of all Liens.

(n)          Intellectual Property.

(i)            The Company has the right, whether by ownership or license, to grant Janssen the rights and licenses to the Company intellectual property rights described in the Janssen Agreement, including the Vertex Patent Rights, the Vertex Know-How, and the Company’s rights under Joint Patent Rights (as such terms are defined in the Janssen Agreement), except where the failure to have such right to license would not reasonably be expected to have, individually or in the aggregate, an Adverse Effect and to the Knowledge of the Company, Janssen has full right and interest in the Janssen intellectual property rights described in the Janssen Agreement, including the Janssen Patent Rights, the Janssen Know-How (as such terms are defined in the Janssen Agreement), and Janssen’s rights under Joint Patent Rights, free and clear of all Liens, except where the failure to have full right and interest or the existence of such Liens would not reasonably be expected to have, individually or in the aggregate, an Adverse Effect;

(ii)           To the actual knowledge of any of the Company employees or officers listed in the definition of “Knowledge” herein, no third party owns any intellectual property rights that would necessarily be infringed, misappropriated or otherwise violated by the development, manufacture, use, sale or importation of a Compound, Product Candidate, or Combination Product (as such terms are defined in the Janssen Agreement);

(iii)          Except for the Vertex Patent Rights, Vertex Know-How, and the Company’s rights under Joint Patent Rights, the Company does not own or control any intellectual property rights that would be necessary to the achievement by Janssen of the

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Milestone Events.  The Company does not own or control any intellectual property or data resulting from Additional Development Activities (as defined in the Janssen Agreement);

(iv)          No claims have been made or, to the Knowledge of the Company, threatened against the Company since the “Effective Date” of the Janssen Agreement that any Compound, Product Candidate, Product, or Combination Product or the development, manufacture, use sale or importation thereof, infringes, misappropriates, or otherwise violates any intellectual property right of any third party, except where any such claim or claims would not reasonably be expected to have, individually or in the aggregate, an Adverse Effect;

(v)           To the Knowledge of the Company, no claims have been made or threatened against Janssen since the “Effective Date” of the Janssen Agreement that any Compound, Product Candidate, Product, or Combination Product or any use thereof by Janssen, infringes, misappropriates, or otherwise violates any intellectual property right of any third party, except where any such claim or claims would not reasonably be expected to have, individually or in the aggregate, an Adverse Effect;

(vi)          To the actual knowledge of any of the Company employees or officers listed in the definition of “Knowledge” herein, Janssen is currently not infringing, misappropriating, or otherwise violating in any respect any of the Company’s intellectual property rights relating to the Compound or Product Candidate;

(vii)         To the Knowledge of the Company, the Vertex Patent Rights and the Company’s interest in any Joint Patent Rights are valid and enforceable, and no third party is currently challenging, or has challenged, the validity or enforceability of any Vertex Patent Rights, Vertex Know-How, the Company’s rights under Joint Patent Rights, Janssen Patent Rights, Janssen Know-How or Janssen’s rights under Joint Patent Rights in any respect, except where any such invalidity, unenforceability or challenge to validity or enforceability would not reasonably be expected to have, individually or in the aggregate, an Adverse Effect; and

(viii)        All of the representations and warranties made by the Company in the Janssen Agreement were accurate and complete in all material respects as of the “Effective Date” of the Janssen Agreement, in each case subject to any qualifiers set forth therein.

(o)           Janssen Agreement.

(i)            Other than the Janssen Agreement and the Transaction Documents, there is no contract, agreement or other arrangement (whether written or oral) to which either the Company or any of its Subsidiaries is a party or by which any of their respective assets or properties is bound or committed (i) that creates a Lien on the Pledged Interest or (ii) the breach, nonperformance, cancellation or termination of which would reasonably be expected to result, individually or in the aggregate, in an Adverse Effect.

(ii)           The Company has provided the Purchaser a redacted copy of the Janssen Agreement (with the Ancillary Janssen Documents redacted) and a true, accurate and complete copy of each confidentiality agreement relating thereto and the Janssen Consent. The redacted copy of the Janssen Agreement  provided by the Company to the Purchaser as described

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

above, together with information that has been publicly disclosed by the Company or is otherwise publicly available, in each case, prior to the Effective Date, contains all of the material provisions of, and information contained in, the Janssen Agreement with respect to the Pledged Interest.  The redacted portions of the Janssen Agreement do not contain any provisions that would reasonably be expected to (i) result in an Adverse Effect or (ii) have a material adverse effect on the timing or likelihood of achievement of the Milestone Events. The Janssen Agreement constitutes the entire agreement between the Company and Janssen (and their respective Affiliates) relating to the Pledged Interest.

(iii)          The Janssen Agreement is the legal, valid and binding obligation of the Company and, to the Knowledge of the Company, Janssen, enforceable against the Company and, to the Knowledge of the Company, Janssen in accordance with its terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general equitable principles.  The execution, delivery and performance of the Janssen Agreement was and is within the corporate powers of the Company and, to the Knowledge of the Company, Janssen.  The Janssen Agreement was duly authorized by all necessary action on the part of, and validly executed and delivered by, the Company and, to the Knowledge of the Company, Janssen.  There is no breach or default, and no event has occurred or circumstance exists that (with or without notice or lapse of time, or both) would constitute or give rise to a breach or default, in the performance of the Janssen Agreement by the Company or, to the Knowledge of the Company, Janssen, which breach, default, event or circumstance in either case would reasonably be expected to result, individually or in the aggregate, in an Adverse Effect or a material adverse effect on the timing or likelihood of achievement of the Milestone Events.  To the Knowledge of the Company, no event has occurred or circumstance exists that (with or without notice or lapse of time, or both) would give either Janssen or the Company the right to terminate the Janssen Agreement (except pursuant to Section 13.2 thereof).

(iv)          The Company (i) has not waived any rights or defaults under the Janssen Agreement and (ii) has not taken any action or omitted to take any action under the Janssen Agreement, in each case with respect to clause (i) and clause (ii), that materially adversely affects the Purchaser’s rights under any of the Transaction Documents.

(v)           The Company has not received any notice and has no Knowledge (A) of Janssen’s intention to terminate the Janssen Agreement, in whole or in part, (B) of Janssen’s intention to effectuate a Prohibited Amendment, (C) of Janssen’s or any other Person’s or Governmental Authority’s (where applicable) intention to challenge the validity or enforceability of the Janssen Agreement or the obligation of Janssen to pay the Milestone Payments under the Janssen Agreement upon achievement of the Milestone Events or (D) that the Company or Janssen is in default of any of its material obligations under the Janssen Agreement.  The Company (A) has no intention of terminating the Janssen Agreement and has not given Janssen any notice of termination of the Janssen Agreement, in whole or in part, and (B) has no intention to effectuate a Prohibited Amendment and has not given Janssen any request to effectuate a Prohibited Amendment.

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

(vi)          Except as provided in Sections 9.9 and 13.4.1 of the Janssen Agreement, the Company is not a party to any agreement providing for or permitting a sharing of, or Set-off against, the Milestone Payments.

(vii)         The Company has all licenses, authorizations, consents and approvals of all Governmental Authorities required to exercise its rights and to perform its obligations under the Janssen Agreement.  The pledge by the Company of the Company’s right, title and interest in and to the Pledged Interest and the other Collateral pursuant to the Transaction Documents will not require the approval, consent, ratification, waiver, or other authorization of Janssen or any other Person or Governmental Authority under the Janssen Agreement or otherwise and will not constitute a breach of or default or event of default under the Janssen Agreement or any other agreement or law.

(viii)        The Company has not consented to an assignment (by operation of law or otherwise) by Janssen of any of Janssen’s rights or obligations under the Janssen Agreement with respect to the Pledged Interest, nor does the Company have Knowledge of any such assignment (by operation of law or otherwise) by Janssen.

(ix)          Neither the Company nor Janssen has made any claim of indemnification under the Janssen Agreement nor, to the Knowledge of the Company, have there been any events or circumstances that would give rise to a right of such claim by the Company or Janssen.

(x)           The Company received prior to the date hereof payment in full from Janssen (without any Set-offs by Janssen) for the milestone events numbered “1” through (and including) “5” set forth in the table in Section 9.2.1 of the Janssen Agreement, in each case in the full amount and within the time set forth in the Janssen Agreement.

(xi)          No portion of the Milestone Payments was payable to the Company or received by the Company or any of its Affiliates on or prior to the date of this Agreement.

(p)           There is no (i) action, suit, arbitration proceeding, claim, investigation or other proceeding (whether civil, criminal, administrative or investigative) pending or, to the Knowledge of the Company, threatened by or against the Company or any of its Subsidiaries or, to the Knowledge of the Company, pending or threatened by or against Janssen, at law or in equity, or (ii) inquiry or investigation (whether civil, criminal, administrative or investigative) by or before a Governmental Authority pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or, to the Knowledge of the Company, pending or threatened against Janssen, which, in each case with respect to clause (i) or clause (ii) above, (A) if adversely determined, would reasonably be expected to have, individually or in the aggregate, an Adverse Effect, or (B) challenges, or may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the transactions contemplated by any of the Transaction Documents.  To the Knowledge of the Company, no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such action, suit, arbitration, claim, investigation, proceeding or inquiry.

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

(q)           None of the Company nor any of its Subsidiaries is (i) in violation of, or has violated or has been given notice of any violation, or, to the Knowledge of the Company, is under investigation with respect to, or has been threatened to be charged with any violation of, any law, rule, ordinance or regulation of, or any judgment, order, writ, decree, permit or license granted, issued or entered by, any Governmental Authority or (ii) subject to any judgment, order, writ, decree, permit or license granted, issued or entered by any Governmental Authority, in the case of both clause (i) and clause (ii) above, that would reasonably be expected to have, individually or in the aggregate, an Adverse Effect.  To the Knowledge of the Company, no event has occurred or circumstance exists that (with or without notice or lapse of time, or both) would constitute or result in a violation by the Company or any of its Subsidiaries of, or a failure on the part of the Company or any of its Subsidiaries to comply with, any such law, rule, ordinance or regulation of, or any judgment, order, writ, decree, permit or license granted, issued or entered by, any Governmental Authority, in each case, that would reasonably be expected to result, individually or in the aggregate, in an Adverse Effect.

(r)            Immediately after the consummation of the issuance and sale of Notes and the other transactions contemplated by the Transaction Documents, (i) the fair saleable value of the Company’s assets will be greater than the sum of its debts and other obligations, including contingent liabilities, (ii) the present fair saleable value of the Company’s assets will be greater than the amount that would be required to pay its probable liabilities on its existing debts and other obligations, including contingent liabilities, as they become absolute and matured, (iii) the Company will be able to realize upon its assets and pay its debts and other obligations, including contingent obligations, as they mature, (iv) the Company will not have unreasonably small capital with which to engage in its business and (v) the Company will not incur, nor does it have present plans or intentions to incur, debts or other obligations or liabilities beyond its ability to pay such debts or other obligations or liabilities as they become absolute and matured.

(s)           None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Notes), will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.

3.             Purchase of the Notes by the Purchaser.  The Company, on the basis of the representations, warranties, covenants and agreements of the Purchaser contained herein and subject to all the terms and conditions set forth herein, hereby issues and sells to the Purchaser and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, the Purchaser hereby purchases from the Company, at an aggregate purchase price of U.S. $122,216,581, Notes with an aggregate principal amount of U.S. $155,000,000.

4.             Representations, Warranties and Agreements of the Purchaser.  The Purchaser represents, warrants and covenants to the Company, as of the date of this Agreement, as follows:

(a)           The Purchaser is acquiring the Notes for investment for its own account, not as a nominee or agent, and not with a view to, or for resale, in connection with, any distribution thereof. The Purchaser intends to hold the Notes for the account of the Purchaser,

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

and currently does not intend, and does not have any agreement or understanding, at this time to dispose of all or any part of the Notes.  The Purchaser, however, reserves the right to sell all or part of the Notes in accordance with the terms of the Indenture.

(b)           The Purchaser is a “qualified institutional buyer” as such term is defined in Rule 144A under the Securities Act.

(c)           The Purchaser (i) has experience in independently evaluating and investing in businesses in the Company’s industry which are at similar stage of development as the Company, (ii) has such knowledge and experience in business matters so as to be fully capable of independently evaluating the merits and risks of the investment in the Notes, has the capacity to protect its own interests and can bear the economic risk of an investment in the Notes, and (iii) has had an opportunity to discuss the transactions contemplated by the Transaction Documents with its advisors, including legal counsel and tax advisors, as it deemed necessary and appropriate to adequately evaluate an investment in the Notes.

(d)           The Purchaser acknowledges that it is familiar with the condition, financial and otherwise, of the Company and the Notes and the security provided under the Security Agreement in connection with the Notes and, to the extent deemed appropriate in making its investment decision, has discussed with the Company and its advisors, the Notes, the security therefore under the Security Agreement, the Company’s financial condition and prospects and the Company’s current and proposed activities. The Company has allowed the Purchaser access to such financial and other information and personnel of the Company as the Purchaser has deemed necessary in connection with the purchase of the Notes. The Company has provided the Purchaser, during the course of the negotiations of the transactions contemplated by this Agreement and prior to the sale of the Notes, the opportunity to ask questions of, and receive answers from, the Company and its advisors concerning the terms and conditions of the sale of the Notes and to obtain any additional information necessary and appropriate in connection therewith. The Purchaser has made such inquiry as it has believed to be desirable for its purposes and has obtained such information it regards necessary, appropriate and adequate from the Company and its representatives for its decision to purchase the Notes.

(e)           The Purchaser acknowledges that investing in securities of the Company, and therefore, the purchase of the Notes, involves substantial risk, including, but not limited, to those risks listed under “Risk Factors” in the Exchange Act Reports.

(f)            Neither the Purchaser, nor any of its Affiliates, officers, employees, agents, shareholders, members or directors has, either directly or indirectly including through a broker or finder, (i) been presented with or solicited by any publicly issued or circulated form of advertisement or general solicitation in connection with the offer, sale and purchase of the Notes or (ii) engaged in any general solicitation  or published any advertisement in connection with the offer and sale of the Notes. The Purchaser or its Affiliates, officers, employees, agents, shareholders, members or directors have a pre-existing business relationship with the Company and were contacted directly by the Company or its agents regarding the opportunity to participate in the offer, sale and purchase of the Notes.

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

(g)           The Purchaser acknowledges that the Notes have not been registered under the Securities Act, that the Notes are being issued pursuant to an exemption from the registration requirements of the Securities Act, that the Notes are restricted securities under the Securities Act insofar as they are being acquired from the Company in a transaction not involving a public offering and that under the Securities Act and applicable regulations promulgated thereunder the Notes may be resold without registration under the Securities Act only in certain limited circumstances.  The Purchaser is familiar with Rule 144A and Rule 144 promulgated by the Commission, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act and agrees to be bound by such limitations and not resell, pledge or otherwise transfer the Notes except in compliance with such limitations and in accordance with the terms of the Indenture.

(h)           The Purchaser acknowledges that neither the Company nor its Affiliates, agents and advisors have made any representation, warranty or agreement, express or implied, to the Purchaser regarding the transactions contemplated by this Agreement, except for the representations, warranties and agreements of the Company expressly set forth in this Agreement and the other Transaction Documents, and the Purchaser expressly acknowledges that it is not relying on any other information, written or oral, or documents previously furnished to or discovered by the Purchaser or any other representations, warranties or agreements, other than the representations, warranties and agreements of the Company expressly set forth in this Agreement and the other Transaction Documents in making its decision to purchase the Notes and enter into the other transactions contemplated by this Agreement.

(i)            The Purchaser acknowledges and agrees that (i) the Company is entitled to rely upon the Purchaser’s representations, warranties and agreements contained in this Agreement, and (ii) the Notes are being sold by the Company to the Purchaser in reliance upon the truth and accuracy of the Purchaser’s representations, warranties and agreements contained in this Agreement.

5.             Delivery of the Notes and Payment Therefor.  Delivery to the Purchaser of, and payment for, the Notes (the “Closing”) shall be made on the date hereof (the “Closing Date”) at the office of Akin Gump Strauss Hauer & Feld LLP, One Bryant Park, New York, New York, 10036.

The Notes will be delivered to the Purchaser against payment by or on behalf of the Purchaser of the purchase price therefor by wire transfer of immediately available funds to an account designated in writing by the Company on the date hereof.  The Notes will be evidenced by one or more definitive notes in the form provided for in the Indenture.

6.             Agreements of the Company.  The Company agrees with the Purchaser as follows:

(a)           So long as any of the Notes are outstanding, the Company will, furnish at their expense to the Purchaser, and, upon request, to the holders of the Notes and prospective purchasers of the Notes the information required by Rule 144A(d)(4) under the Securities Act.

(b)           Upon the request of the Purchaser, the Company will use its reasonable best efforts, at the Company’s expense, to permit the Notes to be eligible for clearance and

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

settlement through the Depository Trust Company (“DTC”).  The Company agrees to comply with all the terms and conditions set forth in the representation letters of the Company to DTC relating to the approval of the Notes by DTC for “book entry” transfer.

(c)           The Company agrees not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would be integrated with the sale of the Notes in a manner that would require the registration under the Securities Act of the sale to the Purchaser of the Notes.

7.             Tax Matters.         The Company and the Purchaser agree as follows:

(a)           The Purchaser shall indemnify and hold the Company harmless from any Indemnifiable Tax.

(b)           The Company agrees to give written notice (the “Initial Notice”) to the Purchaser of any notice received by the Company which involves the assertion of any claim, or the commencement of any audit, suit, action or proceeding relating to Indemnifiable Tax (an “Indemnifiable Tax Claim”) within 10 days of such receipt or such earlier time as would allow the Purchaser to timely respond to such Indemnifiable Tax Claim.  The Company will give the Purchase such information with respect to the Indemnifiable Tax Claim as the Purchaser may reasonably request.  Failure to provide the Purchaser with notice and information with respect to a Indemnifiable Tax Claim within a sufficient period of time and in reasonably sufficient detail to allow the Purchaser to effectively contest such Indemnifiable Tax Claim shall not affect the liability of the Purchaser to the Company except to the extent that the Purchaser’s position is actually and materially prejudiced as a result thereof.

(c)           The Purchaser may, upon written notice to the Company given within 30 days of receipt of the Initial Notice, assume and control the defense of any Indemnifiable Tax Claim at its own cost and expense and with its own counsel and may (i) pursue or forego any and all administrative appeals, proceedings, hearings and conferences with any tax authority, or (ii) either pay (A) the amount of Indemnifiable Taxes claimed and sue for a refund where applicable law permits such refund suits or (B) contest, settle or compromise the Indemnifiable Tax Claim in any permissible manner.

(d)           If the Purchaser elects to exercise its right to control the defense of any Indemnifiable Tax Claim pursuant to Section 7(c) of this Agreement, (i) the Company, its employees and its affiliates shall (A) cooperate with the Purchaser in connection with such defense of any Indemnifiable Tax Claim and the pursuit of any related refund, (B) provide the Purchaser (and its employees and other agents) with any applicable powers of attorney reasonably requested and (C) take any actions reasonably requested by the Purchaser, and (ii) the Purchaser shall (A) keep the Company reasonably informed of all material developments and events relating to such Indemnifiable Tax Claim, and permit the Company to participate in (but not to control) the defense any such Indemnifiable Tax Claim (including participation in any relevant meetings and conference calls) at its own cost and expense and with its own counsel.

(e)           Any Indemnifiable Tax Claim that the Purchaser does not elect to control pursuant to Section 7(c) of this Agreement shall be controlled by the Company and the Purchaser

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

agrees to cooperate with the Company in pursuing such contest, provided, however, that (i) the Company shall keep the Purchaser informed of all material developments and events relating to such Indemnifiable Tax Claim (including promptly forwarding copies to the Purchaser of any related correspondence) and shall use reasonable efforts to provide the Purchaser with an opportunity to review and comment on any material correspondence before the Company sends such correspondence to any tax authority and (ii) the Purchaser, at its own cost and expense and with its own counsel, shall have the right to participate in (including in any relevant meetings and conference calls) the defense of such Indemnifiable Tax Claims.

(f)            The Purchaser and the Company further agree to furnish or cause to be furnished to each other, upon request, in a timely manner, such information (including access to books and records) and assistance relating to the Company as is reasonably necessary for the filing of any tax return relating to Indemnifiable Taxes or for the defense of any Indemnifiable Tax Claim.

8.             Closing Deliverables of the Company.  At the Closing the Company shall deliver the following additional documents to the Purchaser:

(a)           A true and complete execution copy of each of the Indenture and the Security Agreement, duly executed by all parties thereto.

(b)           Evidence of filing of financing statements (Form UCC-1, Form UCC-3 or such other financing statements or similar notices as shall be required by local law) as are necessary or desirable in order to evidence and perfect the Liens in favor of the Collateral Agent in the Collateral, which financing statements shall be satisfactory in form and substance to the Collateral Agent and shall comply in all respects with the requirements of Section 3.02 of the Security Agreement.

(c)           Certificates of an executive officer of the Company dated as of the date hereof: (i) attaching copies, certified by such officer as true and complete, of resolutions of the board of directors of the Company authorizing and approving the execution, delivery and performance by the Company of the Transaction Documents and the transactions contemplated herein and therein; (ii) setting forth the incumbency of the officer or officers of the Company who have executed and delivered the Transaction Documents, including therein a signature specimen of each officer or officers; (iii) attaching copies, certified by such officer as true and complete, of each of the articles of organization and by-laws of the Company as in effect on the date hereof; and (iv) attaching copies, certified by such officer as true and complete, of long form good standing certificates of the appropriate Governmental Authority of the Company’s jurisdiction of incorporation, stating that the Company is in good standing under the laws of such jurisdiction.

(d)           The written opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo PC, as transaction counsel to the Company, addressed to the Purchaser, in the form of Exhibit A hereto.

(e)           A copy of the Payment Direction (as defined in the Security Agreement) executed by the Company.

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

(f)            Certificates, agreements and other documentation relating to corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Notes, the Indenture and the Security Agreement, and all other legal matters relating to this Agreement and the transactions contemplated hereby in a form reasonably satisfactory to counsel for the Purchaser.

(g)           Such further certificates and documents of the Company as the Purchaser may reasonably request.

9.             Notices, etc.  All notices, consents, waivers and communications hereunder given by any party hereto to the other party hereto shall be in writing, signed by the party hereto giving such notice and be deemed to have been duly given when (i) delivered by hand, (ii) sent by facsimile (with written confirmation of receipt) if sent during regular business hours on a Business Day (and, if not, then on the next succeeding Business Day), provided, however, that a copy is mailed by registered mail, return receipt requested, (iii) received by the addressee, if sent by nationally recognized overnight delivery service (receipt requested), or (iv) sent by email if sent during regular business hours on a Business Day (and, if not, then on the next succeeding Business Day), provided, however, that a copy is mailed by a nationally recognized overnight delivery service (provided, however, that delivery will not be deemed effective unless the addressee provides written confirmation of receipt by facsimile or return email (automatic email responses do not constitute confirmation)), in each case, to the applicable addresses, facsimile numbers and/or email addresses set forth below:

If to the Purchaser to:

Olmsted Park S.A.
20, rue de la Poste
L-2346 Luxembourg
Attention: Board of Directors

with a copy (which shall not constitute notice) to:

Akin Gump Strauss Hauer & Feld LLP
One Bryant Park
New York, NY 10036
Attention: Stuart E. Leblang
Facsimile: (212) 872-1002
Email: sleblang@akingump.com

If to the Company to:

Vertex Pharmaceuticals Incorporated
130 Waverly Street
Cambridge, MA 02139
Attention:  Philippe Tinmouth
                Head, Business Development & Licensing

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Facsimile:  617-444-6632
Email:  phil_tinmouth@vrtx.com

with a copy (which shall not constitute notice) to:

Vertex Pharmaceuticals Incorporated
130 Waverly Street
Cambridge, MA 02139
Attention: Kenneth S. Boger, Esq.
                Senior Vice President and General Counsel
Facsimile:  617-444-7117
Email:  ken_boger@vrtx.com

or to such other address or addresses, facsimile number or numbers or email address or addresses as the Purchaser or the Company may from time to time designate by notice as provided herein, except that notices of such changes shall be effective only upon receipt.

10.           Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  The Company shall not be entitled to assign, directly or indirectly, any of its obligations and rights under any of this Agreement, including by operation of law or otherwise, without the prior written consent of the Purchaser; provided, however, that the Company may, without the consent of the Purchaser, assign any of its obligations or rights under this Agreement to any other Person with which it may merge or consolidate or to which it may sell all or substantially all of its assets, provided, further, however, that the assignee under such assignment agrees to be bound by the terms of this Agreement and furnishes a written agreement to the Purchaser in form and substance reasonably satisfactory to the Purchaser to that effect.  The Purchaser may assign all or any portion of its obligations and rights hereunder, without restriction and without the consent of the Company, provided, however, that the Purchaser shall give notice of any such assignment to the Company after the occurrence thereof.  The Company shall be under no obligation to reaffirm any representations, warranties or covenants made in this Agreement or any of the other Transaction Documents or take any other action in connection with any such assignment by the Purchaser.

11.           Survival.  The respective representations, warranties and agreements of the Company and the Purchaser contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall survive the execution and delivery of this Agreement and shall continue to survive until the earlier of October 31, 2012 or the repayment by the Company in full of the Notes (the “Survival Date”); provided, however, that the representations and warranties contained in Sections 2(a) through (e), 2(j), 2(k) and 2(o) shall survive until the date that is one year after the Survival Date; provided, further, however, that the representations and warranties contained in Sections 2(f) through (i) and 2(m) shall survive indefinitely; provided, further, however, that it is understood and agreed that, notwithstanding the survival provisions of this Section 11, all of the representations and warranties made by the parties hereto are made only as of the date of this Agreement.

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

12.           Specific Performance.  Each of the parties hereto acknowledges that the other party hereto may have no adequate remedy at law if it fails to perform any of its obligations under this Agreement.  In such event, each of the parties hereto agrees that the other party hereto shall have the right, in addition to any other rights it may have (whether at law or in equity), to specific performance of this Agreement. Neither party hereto shall have any right to terminate this Agreement as a result of any breach by the other party hereto hereof, but instead shall have the rights set forth in this Agreement.

13.           Governing Law.

(a)           This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

(b)           Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c)           Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in Section 13(b).  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)           Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 9.  Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by law.

14.           Waiver of Jury Trial.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY HERETO WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 14.

15.           Severability.  If one or more provisions of this Agreement are held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall remain in full force and effect and be enforceable in accordance with its terms.  Any provision of this Agreement held invalid or unenforceable only in part or degree by a court of competent jurisdiction shall remain in full force and effect to the extent not held invalid or unenforceable.

16.           Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.  Any counterpart may be executed by facsimile signature and such facsimile signature shall be deemed an original.

17.           Amendments; No Waivers.

(a)           Neither this Agreement nor any term or provision hereof may be amended, supplemented, altered, changed or modified except with the written consent of the parties hereto.  No waiver of any right hereunder shall be effective unless such waiver is signed in writing by the party hereto against whom such waiver is sought to be enforced.

(b)           No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

18.           Entire Agreement.  This Agreement, together with the Schedules, Annexes and Exhibits hereto (which are incorporated herein by reference), and the other Transaction Documents constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties hereto with respect to the subject matter of this Agreement.  No representation, inducement, promise, understanding, condition or warranty not set forth herein (or in the Schedules, Annexes or Exhibits or other Transaction Documents) has been made or relied upon by either party hereto.  Neither this Agreement, nor any provision hereof, is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

19.           Interpretation.

(a)           Except as otherwise provided or unless the context otherwise requires, whenever used in this Agreement, (i) any noun or pronoun shall be deemed to include the plural and the singular, (ii) the use of masculine pronouns shall include the feminine and neuter, (iii) the terms “include” and “including” shall be deemed to be followed by the phrase “without limitation”, (iv) the word “or” shall be inclusive and not exclusive, (v) all references to Sections

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

refer to the Sections of this Agreement, all references to Schedule refer to the Schedule attached hereto or delivered with this Agreement, as appropriate, and all references to Annexes and Exhibits refer to the Annexes and Exhibits attached to this Agreement, each of which is made a part of this Agreement for all purposes, and (vi) each reference to “herein” means a reference to “in this Agreement”.

(b)           The provisions of this Agreement shall be construed according to their fair meaning and neither for nor against any party hereto irrespective of which party hereto caused such provisions to be drafted.  Each of the parties hereto acknowledges that it has been represented by an attorney in connection with the preparation and execution of this Agreement.

(c)           Unless expressly provided otherwise, the measure of a period of one month or one year for purposes of this Agreement shall be that date of the following month or year corresponding to the starting date, provided, however, that, if no corresponding date exists, the measure shall be that date of the following month or year corresponding to the next day following the starting date.  For example, one month following February 18th is March 18th, and one month following March 31 is May 1.

(d)           The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature page follows]

If the foregoing correctly sets forth the agreement among the Company and the Purchaser, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

VERTEX PHARMACEUTICALS
INCORPORATED.

By:	/s/ Matthew W. Emmens
Name:	Matthew W. Emmens
Title:	Chairman, President and CEO

Accepted:

OLMSTED PARK S.A.

By:	/s/ Hille-Paul Schut
Name:	Hille-Paul Schut
Title:	Director

By:	/s/ Julia Vogelweith
Name:	Julia Vogelweith
Title:	Director

By:	/s/ Xavier de Cillia
Name:	Xavier de Cillia
Title:	Director

Annex I
Certain Defined Terms

The following terms, as used in this Agreement, shall have the following meanings:

“Adverse Effect” shall mean (i) an adverse effect on: (a) the legality, validity or enforceability of any of the Transaction Documents, the Janssen Agreement or the security interest granted in the Collateral under the Security Agreement; (b) the amount of the Milestone Payments; or (c) the timing of the payment of the Milestone Payments after achievement of the corresponding Milestone Event; or (ii) a material adverse effect on: (a) the right or ability of the Company (or any permitted successor or assignee) to perform any of its obligations under any of the Transaction Documents or to consummate the transactions contemplated hereunder or thereunder; (b) the rights or remedies of the Purchaser under any of the Transaction Documents; or (c) the right or ability of Janssen (or any permitted successor or assignee) to perform any of its obligations under the Janssen Agreement that are related, directly or indirectly, to the achievement of the Milestone Events.

“Affiliate” shall mean any Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with another Person.  For purposes of this definition, “control” (or its derivatives) shall mean the possession, direct or indirect, of the power or ability to direct or cause the direction of the management and policies of a Person, whether through ownership of equity, voting securities or beneficial interest, by contract or otherwise.

“Ancillary Janssen Documents” means the “Global Development Plan,” the “Supply Agreement” and the “Pharmacovigilance Agreement” as such terms are defined in Sections 1.41, 1.106 and 5.7, respectively, of the Janssen Agreement.

“Business Day” shall mean any day other than a Saturday, a Sunday, any day that is a legal holiday under the laws of the State of New York, The Commonwealth of Massachusetts or Luxembourg, or any day on which banking institutions located in the State of New York, The Commonwealth of Massachusetts or Luxembourg are authorized or required by law or other governmental action to close.

“Commission” means the United States Securities and Exchange Commission.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Exchange Act Reports” shall mean the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 as filed with the Commission on February 17, 2009 and all subsequent documents filed with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act on or prior to the date hereof.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and (2) the statements and pronouncements of the Financial Accounting Standards Board.

A-1

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

“Governmental Authority” shall mean any government, court, regulatory or administrative agency or commission, or other governmental authority, agency or instrumentality, whether foreign, federal, state or local (domestic or foreign).

“Indemnifiable Tax” shall mean any United States federal, state of local withholding tax (including interest and penalties thereon) that, pursuant to a final administrative decision, a judicial decision or an agreement by the Purchaser pursuant to Section 7(c) or the Company pursuant to Section 7(e), is determined to be payable by the Company as a result of its failure to withhold from payments on the Notes.

“Indemnifiable Tax Claim” shall have the meaning set forth in Section 7(b).

“Initial Notice” shall have the meaning set forth in Section 7(b).

“Janssen” shall mean Janssen Pharmaceutica, N.V., a Belgium corporation, including its successors and assigns.

“Janssen Agreement” shall mean the License, Development, Manufacturing and Commercialization Agreement by and between the Company and Janssen effective as of June 30, 2006, as such agreement is amended and in effect on the date hereof, together with the Janssen Consent and the Ancillary Janssen Documents, as each may be amended and/or restated from time to time after the date hereof in accordance with the terms of the Indenture and any new, substitute or amended agreement by and between the Company and Janssen relating to the Milestone Payments made after the date hereof in accordance with the terms of the Indenture.

“Janssen Consent” shall have the meaning set forth in Section 2(k).

“Knowledge” shall mean, with respect to the Company, the knowledge of any of the following officers or employees of the Company: the Chief Executive Officer; the Chief Medical Officer; the General Counsel; the Chief Scientific Officer; the Chief Financial Officer; the Chief Commercial Officer; the Vice President and Corporate Controller; the Head, Business Development & Licensing; and the Deputy General Counsel.  An individual will be deemed to have “knowledge” of a particular fact or other matter if (i) such individual has or at any time had actual knowledge of such fact or other matter or (ii) a prudent individual would be expected to discover or otherwise become aware of such fact or other matter in the course of his or her responsibilities in his or her capacity as an officer or employee of the Company or in the course of conducting a reasonably diligent review concerning the existence thereof with any employee of the Company or any of its Subsidiaries who, as of the date of this Agreement, reports directly to such individual and who (x) has responsibilities or (y) would reasonably be expected to have actual knowledge of circumstances or other information, in each case, that would reasonably be expected to be pertinent to such fact or other matter.  Notwithstanding anything in this definition to the contrary, the Company will be deemed to have knowledge of any fact or matter that is the subject of, or referred to within, any written notice it or any of its Subsidiaries has received (whether in hard copy, digital or electronic format).

“Lien” shall mean any lien, hypothecation, charge, instrument, license, preference, priority, security agreement, security interest, mortgage, option, right of first refusal, privilege, pledge,

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

liability, covenant or order, or any encumbrance, restriction, right or claim of any other Person or Governmental Authority of any kind whatsoever, whether choate or inchoate, filed or unfiled, noticed or unnoticed, recorded or unrecorded, contingent or non-contingent, material or non-material, known or unknown, other than any of the above created solely in favor of the Purchaser by the Transaction Documents.

[***].

[***].

[***].

[***].

“Milestone Payments” shall mean collectively [***]; (ii) (a) all additional amounts added to any of the milestone payments described above in clauses (i)(a) and (b) under any provision of the Janssen Agreement, including any interest assessed in connection with a delay in the payment by Janssen of the milestone payments described above in clauses (i)(a) and (b) pursuant to Section 9.10 of the Janssen Agreement and (b) the Purchaser’s Pro Rata Portion of all additional amounts added to the milestone payment described above in clause (i)(c) under any provision of the Janssen Agreement, including any interest assessed in connection with a delay in the payment by Janssen of the milestone payment described above in clause (i)(c) pursuant to Section 9.10 of the Janssen Agreement; (iii) all accounts (as defined under the UCC) evidencing the rights to the payments and amounts described in clauses (i) and (ii) above; and (iv) all proceeds (as defined under the UCC) of the foregoing.

“Person” shall mean an individual, corporation, partnership, limited liability company, association, trust or other entity or organization of any kind, but not including a Governmental Authority.

“Pledged Interest” shall mean collectively (i) an undivided 100% interest in the right to receive the Milestone Payments and (ii) the right to enforce directly against Janssen the right to payment of all or any portion of the Milestone Payments represented by the Pledged Interest when earned upon achievement of the Milestone Events pursuant to the Janssen Agreement.

“Prohibited Amendment” shall mean any amendment, modification, restatement or supplement of any provision of the Janssen Agreement that changes in any way (i) the event underlying any of the Milestone Events, (ii) the amount of any of the Milestone Payments or (iii) the timing of the payment of any of the Milestone Payments by Janssen after achievement of the applicable Milestone Event by Janssen.  For avoidance of doubt, any termination of the Janssen Agreement shall not be deemed a Prohibited Amendment.

“Pro Rata Portion” shall mean, with respect to the Purchaser, [***] and, with respect to the Company, [***].

“Purchaser” shall have the meaning set forth in the preamble and shall include its successors and assigns.

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

“Set-off” shall mean any set-off, rescission, counterclaim, defense, reduction or deduction of any kind.  Without limiting the generality of the foregoing, the term Set-off shall include the right by Janssen to reduce the amount of any of the Milestone Payments for any reason, including without limitation in connection with (i) a breach by the Company of the Janssen Agreement, (ii) any anti stacking or similar rights with respect to payments to third parties for access to intellectual property rights or data, (iii) any discounted payment obligations in connection with third party sales of generic competitive products, (iv) any rights to credit against any payment obligations  any costs, expenses or liabilities of Janssen under the Janssen Agreement, including with respect to (A) Global Development Costs (as defined in the Janssen Agreement), (B) any costs and expenses of patent prosecution, maintenance or enforcement, or (C) defense of third party infringement claims, or (v) any amounts paid or payable pursuant to any indemnification rights or obligations of the Company or Janssen under the Janssen Agreement.

“Subsidiary” or “Subsidiaries” shall mean with respect to any Person (i) any corporation of which the outstanding capital stock having at least a majority of votes entitled to be cast in the election of directors (or, if there are no such voting interests, 50% or more of the equity interests) under ordinary circumstances is at the time be owned, directly or indirectly, by such Person or by another subsidiary of such Person or (ii) any other Person of which at least a majority voting interest (or, if there are no such voting interests, 50% or more of the equity interests) under ordinary circumstances is at the time owned, directly or indirectly, by such Person or by another subsidiary of such Person.

“Survival Date” shall have the meaning set forth in Section 11.

“Transaction Documents” shall mean, collectively, the Notes, this Agreement, the Indenture and the Security Agreement.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, if, with respect to any financing statement or by reason of any provisions of law, the perfection or the effect of perfection or non-perfection of the Purchaser’s security interests in the Pledged Interest pursuant to the Security Agreement, is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than the State of New York, then “UCC” shall mean the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of this Agreement and any financing statement relating to such perfection or effect of perfection or non-perfection.